UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2014
_______________________________________________________

PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
_______________________________________________________

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexandra House The Sweepstakes, Ballsbridge Dublin 4, Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-902-3519
(Former Name or Former Address, if Changed Since Last Report.)
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 10, 2014, the Board of Directors of Prothena Corporation plc (the “Company”) approved a new form of Deed of Indemnification to be entered into, effective December 10, 2014, between the Company and each of its directors and officers (and from time to time thereafter with its new directors and officers). Each Deed of Indemnification with a current director or officer replaces the prior Deed of Indemnity, if any, between the Company and such director or officer.
The new form of Deed of Indemnification is substantially similar in substance to the prior Deeds of Indemnity entered into with the Company’s directors and officers. Consistent with the prior form of Deed of Indemnity, the new form of Deed of Indemnification requires the Company to indemnify each director and officer who is party to such Deed of Indemnification against liabilities that may arise by reason of their service to the Company, and to advance expenses to such directors and officers in connection with any proceeding against them as to which they could be indemnified, in each case to the fullest extent permitted by applicable law. Among other things, the new form of Deed of Indemnification clarifies the scope of the Company’s obligation to advance expenses, the timing of making those advances, and the non-exclusive nature of the Company’s indemnification obligations.
The foregoing description of the new form of Deed of Indemnification is not complete and is qualified in its entirety by reference to the full text of the form of Deed of Indemnification, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Deed of Indemnification between Prothena Corporation plc and its Directors and Officers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 11, 2014	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer